Filed Pursuant to Rule 424(b)(5)

Registration No. 333-233069

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 14, 2019)

5,490,000 Common Shares

Pre-Funded Warrants to Purchase 958,240 Common Shares

Warrants to Purchase 6,448,240 Common Shares

958,240 Common Shares Underlying the Pre-Funded Warrants

6,448,240 Common Shares Underlying the Warrants

ObsEva SA

We are offering (i) an aggregate of 5,490,000 common shares, par value CHF 1/13 per share, and accompanying warrants to purchase 5,490,000 common shares and (ii) pre-funded warrants to purchase up to an aggregate of 958,240 common shares, at an exercise price of CHF 1/13 per share, or the pre-funded warrants, and accompanying warrants to purchase up to 958,240 common shares, which we refer to herein, together with the warrants accompanying the common shares, as the purchase warrants. This offering also relates to the common shares issuable from time to time upon exercise of the pre-funded warrants and the purchase warrants. The common shares and pre-funded warrants will be sold in combination with an accompanying purchase warrant to purchase one common share issued for each common share or pre-funded warrant sold. The common shares (or the pre-funded warrants) and purchase warrants are immediately separable and will be issued separately. The purchase warrants will be immediately exercisable and will expire on December 8, 2021. The purchase warrants will have an exercise price of $3.43 per share, subject to adjustment as described elsewhere in this prospectus supplement. The pre-funded warrants will be exercisable immediately and will expire 10 years from the date of issuance. The combined purchase price per common share and accompanying warrant is $2.869 per common share and accompanying warrant. The purchase price of each pre-funded warrant is equal to the combined purchase price at which a common share and accompanying purchase warrant is sold to the public in this offering, minus CHF 1/13, and the exercise price of each pre-funded warrant is CHF 1/13, which is the par value of our common shares.

In a concurrent private placement, we are also selling to Ernest Loumaye, MD, Ph.D., our Chief Executive Officer and co-founder, an aggregate of 516,352 common shares and accompanying warrants to purchase up to an aggregate of 516,352 common shares at an exercise price of $3.43 per common share at a combined purchase price of $2.905 per common share and accompanying warrant. These common shares, purchase warrants and the common shares issuable upon exercise thereof are being offered pursuant to the exemption provided in the Securities Act, pursuant to Regulation S and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV.” On September 2, 2020, the last reported sale price of our common shares on the Nasdaq Global Select Market was $2.79 per common share. Our common shares are also listed on the SIX Swiss Exchange under the symbol “OBSN.” On September 2, 2020, the last reported sale price of the common shares on the SIX Swiss Exchange was CHF 2.59 per common share.

There is no established public trading market for the pre-funded warrants or the purchase warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants or the purchase warrants on any securities exchange or other nationally recognized trading market. Without an active trading market, the liquidity of the pre-funded warrants and the purchase warrants will be limited.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement, page 2 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Combined public offering price(1)	$2.869	$2.784	$18,418,550
Underwriting discounts, commissions and fees(2)	$0.172	$0.172	$1,109,097
Proceeds, before expenses, to ObsEva SA(3)	$2.697	$2.612	$17,309,453

(1)	Includes $0.125 per underlying warrant share for the accompanying purchase warrants.
(2)

We refer you to the “Underwriting” section of this prospectus supplement for additional information regarding underwriting compensation. In addition, we have agreed to pay the placement agent a cash fee equal to 4.0% of gross proceeds received from the sale of the common shares and accompanying purchase warrants in the concurrent private placement.

(3)

The amount of the offering proceeds to us presented in this table does not take into account the sale of our securities in the concurrent private placement, nor the exercise of any of the warrants being issued in this offering or the concurrent private placement.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities in the public offering to investors on or about September 8, 2020.

H.C. Wainwright & Co.

Prospectus supplement dated September 3, 2020.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities hereunder. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “ObsEva,” “company” and similar designations refer, collectively, to ObsEva SA.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in U.S. dollars and in accordance with IFRS. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Swiss Francs” or “CHF” refer to the legal currency of Switzerland and the terms “€” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Unless otherwise indicated, all references to currency amounts in this prospectus supplement are in U.S. dollars. The proceeds from the exercise of the pre-funded warrants offered hereby are calculated based upon an exchange rate of CHF 0.9041 to $1.00 as of August 28, 2020, per the noon buying rate set forth in the H.10 statistical release of The Board of Governors of the U.S. Federal Reserve System.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

TRADEMARKS

“ObsEva,” the ObsEva logo and other trademarks or service marks of ObsEva SA appearing in this prospectus supplement and the accompanying prospectus are the property of ObsEva SA. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost, timing and potential indications of our product candidates’ development activities and clinical trials, including our ongoing and future trials of linzagolix, OBE022 and nolasiban;

•

our ability to obtain and maintain regulatory approval of our product candidates, including linzagolix, OBE022 and nolasiban, in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved product;

•	the results of ongoing or future clinical trials, including of linzagolix, OBE022 and nolasiban;

•

our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our product candidates, and the terms on which we are able to raise that additional capital;

•	our plans to research, develop and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility of our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the timing and amount of milestone and royalty payments we are required to make under our license agreements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the activities of our competitors and the success of competing therapies that are or become available;

•	our plans to in-license or acquire additional product candidates;

•	how long we will qualify as an emerging growth company or a foreign private issuer;

•	our estimates regarding future revenue, expenses and needs for additional financing;

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•	our ability to build our commercialization organization;

•	the duration, severity and impact on our operations and clinical trials of the COVID-19 pandemic;

•	regulatory developments in the United States and foreign countries;

•	our anticipated use of the proceeds from this offering; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

The forward-looking statements are subject to a number of risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-9, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

ObsEva SA

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for serious conditions that compromise a woman’s reproductive health and pregnancy. We are advancing a pipeline of orally-administered innovative new chemical entities, or NCEs, for the treatment of symptoms associated with endometriosis and uterine fibroids, treatment of preterm labor and improvement of clinical pregnancy and live birth rates in women undergoing in-vitro fertilization, or IVF. Our goal is to build the leading women’s reproductive health and pregnancy company focused on conditions where current treatment options are limited and significant unmet needs exist.

We are focused on providing therapeutic solutions for women between the ages of 15 and 49 who suffer from reproductive health conditions that affect their quality of life, ability to conceive or that complicate pregnancy and the health of newborns. There are millions of women of reproductive age affected by conditions such as endometriosis, uterine fibroids and preterm labor, or that require IVF to conceive. We believe the efficacy of current treatment options is limited and creates a significant unmet need for improved therapeutics for these women.

The following diagram summarizes the indications and development stage of our current product candidates:

We were founded in November 2012 by former executives of PregLem SA, or PregLem, a Swiss-based specialty biopharmaceutical company dedicated to the development and commercialization of innovative drugs for women’s reproductive medicine. While at PregLem, our senior management team collaborated in the clinical development and commercialization of several women’s reproductive health therapeutics, including Esmya (ulipristal acetate) for the treatment of uterine fibroids. PregLem was subsequently acquired by Gedeon Richter in 2010. We believe we will be able to leverage our senior management team’s long-standing experience working together and with key opinion leaders, patient groups, payors, reproductive health networks, fertility clinics, obstetricians and gynecologists, or OB/GYNs, nurses and pharmacists to identify, in-license or acquire, develop and commercialize product candidates. We are merging our passion for, and extensive experience in, the field of women’s reproductive health and pregnancy, to develop therapeutics that can help women lead healthier and more fulfilling lives.

Recent Developments

In July 2020, we announced positive results from the PRIMROSE 1 and PRIMROSE 2 Phase 3 clinical trials of linzagolix for the treatment of heavy menstrual bleeding, or HMB, due to uterine fibroids. The PRIMROSE 1 results followed 24 weeks of treatment and the PRIMROSE 2 results followed 52 weeks of treatment.

PRIMROSE 1 was conducted in the United States and enrolled 526 women; PRIMROSE 2 was conducted in Europe and the United States and enrolled 535 women. The trials evaluated the efficacy and safety of once daily oral linzagolix, including 100 mg and 200 mg doses, both with and without hormonal add-back therapy, or ABT. The primary efficacy endpoint in each trial was the reduction in HMB; responders were defined as patients with menstrual blood loss volume of less than or equal to 80 mL and a 50% or greater reduction from baseline in menstrual blood loss volume at 24 weeks, measured using the alkaline hematin method. Bone mineral density, or BMD, was measured centrally via Dual Energy X-ray Absorptiometry scan at baseline and 24 weeks and 52 weeks, respectively. Week 24 primary endpoint results were announced for PRIMROSE 2 in December 2019.

In PRIMROSE 1, at week 24, the responder rate was 75.5% (p < 0.001) for patients receiving 200 mg with ABT and 56.4% for patients receiving 100 mg without ABT (p =0.003), compared to 35.0% in the placebo group. Both doses achieved significant rates of amenorrhea (p< 0.001 for 200 mg+ ABT and p=0.009 for 100 mg), reduction in pain (p < 0.001), and improvement in quality of life (p < 0.001 for 200 mg +ABT and p=0.002 for 100 mg). Additionally, significant improvement was observed in Hb level (p<0.001 for 200mg +ABT and p=0.019 for 100mg), a reduction in number of days of bleeding (p<0.001). The overall safety profile was in line with expectations. The most frequently observed adverse events (occurring in > 5% of patients) were headache and hot flushes. Mean percentage change from baseline in BMD was as expected for treatment with a GnRH antagonist in the studied population.

In December 2019, we announced positive Phase 3 trial results from the PRIMROSE 2 trial of linzagolix for the treatment of HMB due to uterine fibroids. The responder rate was 93.9% (p < 0.001) for patients receiving 200 mg with ABT and 56.7% for patients receiving 100 mg without ABT (p < 0.001), compared to 29.4% in the placebo group. Both doses achieved significant rates of amenorrhea (p< 0.001), reduction in pain (p < 0.001), and improvement in quality of life (p < 0.001). Additionally, significant improvement (p< 0.001) in Hb levels, a reduction in number of days of bleeding and reduction in uterine volume were observed. A significant reduction in fibroid volume was also observed for the 200 mg dose with ABT (p = 0.008). The overall safety profile was in line with expectations. The most frequently observed adverse events (occurring in > 5% of patients) were headache, hot flushes, and anemia. Mean percentage change from baseline in BMD was consistent with previous clinical data.

We believe that based on pooled week 24 clinical data from these two Phase 3 trials, linzagolix has the potential for a best-in-class profile, with a pooled responder rate of 84.7% in women receiving linzagolix 200 mg with ABT, and 56.6% in women receiving linzagolix 100 mg without ABT.

In July 2020, we announced positive 52-week treatment results from the PRIMROSE 2 trial. These new data from PRIMROSE 2 demonstrated that continued treatment with linzagolix for 52 weeks provided sustained efficacy. Responder rates of 91.6% and 53.2% were observed in women receiving 200 mg with ABT and 100 mg without ABT, respectively, both of which are similar to the responder rates observed at week 24 of the trial. In addition, a small incremental change in BMD was observed at week 52 compared to week 24. Additional follow-up data to be collected from PRIMROSE 1 and PRIMROSE 2 includes 52-week treatment results, and 6-month post treatment assessment.

Based on the positive PRIMROSE 1 and PRIMROSE 2 primary endpoint results and additional follow-up data, plus feedback from scientific advice meetings with national European regulatory agencies, we expect to submit a Marketing Authorization Application to the European Medicines Agency in the fourth quarter 2020, and a New Drug Application to the U.S. Food and Drug Administration (FDA) in the first half of 2021.

Going Concern

We have incurred recurring losses since inception, including net losses of $40.0 million for the six-month period ended June 30, 2020. As of June 30, 2020, we had accumulated losses of $368.1 million, out of which $30.6 million were offset with share premium. We expect to continue to generate operating losses in the foreseeable future, even though certain spending associated with our ongoing clinical trials might be delayed as a result of the COVID-19 pandemic. As of June 30, 2020, we had $45.0 million in cash and cash equivalents. We expect our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements through the first quarter of 2021 (without consideration of the potential availability of $25.0 million under our Oxford credit facility or this offering), and as a result, there is substantial doubt about our ability to continue as a going concern for one year from the date of the issuance of our condensed consolidated financial statements for the six months ended June 30, 2020. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we currently expect. Additional details in respect to our cash reach date and our going concern assumptions are provided in note 2.1 to our Unaudited Condensed Consolidated Financial Statements disclosed in exhibit 99.1 to our Report on Form 6-K filed with the SEC on August 6, 2020 and incorporated by reference into this prospectus supplement.

Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. Our agent for service of process in the United States is Cogency Global Inc. We maintain a corporate website at www.obseva.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

Our common shares have been listed on the Nasdaq Global Select Market under the symbol “OBSV” since January 26, 2017, and on SIX Swiss Exchange, or SIX, under the symbol “OBSN” since July 13, 2018.

The Offering

Common shares offered by us	5,490,000 common shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to 958,240 common shares, which we are offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, in lieu of the common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares. Each pre-funded warrant will have an initial exercise price per share of CHF 1/13, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price at which the common shares and accompanying purchase warrant is being sold to the public in this offering, minus the CHF 1/13 exercise price. The pre-funded warrants are exercisable immediately and may be exercised at any time until the tenth anniversary of the issuance of the pre-funded warrants. For more information, see the section titled “Description of Securities We are Offering—Pre-Funded Warrants” on page S-19 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

Purchase warrants offered by us	Purchase warrants to purchase up to 6,448,240 of our common shares. Each purchase warrant will have an initial exercise price per share of $3.43, subject to certain adjustments, will be immediately exercisable and will expire on December 8, 2021. For more information, see the section titled “Description of Securities We are Offering—Purchase Warrants” on page S-20 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the purchase warrants.

Concurrent private placement	Our Chief Executive Officer and co-founder, has also agreed to purchase in a concurrent private placement an aggregate of 516,352 common shares and warrants to purchase up to an aggregate of 516,352 common shares at an exercise price of $3.43 per share. The purchase warrants and the common shares issuable upon exercise thereof are being offered pursuant to the exemption provided by Regulation S under the Securities Act and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.

Common shares to be outstanding after this offering and the concurrent private placement	55,916,689 common shares (assuming all of the pre-funded warrants offered hereby are exercised in full, and assuming no exercise of any of the purchase warrants or the purchase warrants being offered in the concurrent private placement but including the common shares to be issued in the concurrent private placement).

Use of proceeds	We plan to use the net proceeds from this offering primarily to continue the development of our new chemical entities in our pipeline, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement beginning on page S-9, page 2 of the accompanying prospectus and the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission, or the SEC, on March 5, 2020 and in the Report on Form 6-K filed with the SEC on August 6, 2020, each of which are incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market trading symbol	“OBSV”

SIX Swiss Exchange trading symbol	“OBSN”

The number of our common shares that will be outstanding after this offering is based on 47,998,788 common shares outstanding as of June 30, 2020, plus 953,309 common shares sold since June 30, 2020 under our at-the-market offering pursuant to the Open Market Sales Agreement with Jefferies LLC, or the ATM Program, plus the 516,352 common shares to be sold in the concurrent private placement, and excludes the following:

•

25,937,990 common shares that may be issued from our authorized share capital, which includes the common shares issued in this offering and common shares issued to ObsEva USA, Inc., during the capital increase taking place in the context of this offering;

•	9,004,437 common shares that may be issued from our conditional share capital to cover equity grants awarded under our 2017 Equity Incentive Plan, as amended, or the 2017 Plan;

•	56,575 unvested common shares awarded under our 2013 Equity Incentive Plan, or the 2013 Plan;

•

16,933,553 common shares that may be issued from our conditional share capital for financing purposes, which includes (i) up to 6,448,240 common shares issuable upon exercise of the purchase warrants to be issued to purchasers in this offering at an exercise price of $3.43 per share, (ii) up to 516,352 common shares issuable upon exercise of the purchase warrants to be issued in the concurrent private placement at an exercise price of $3.43 per share, and (iii) up to 958,240 common shares issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of CHF 1/13 per share, unless the pre-funded warrants are settled by the delivery of common shares held in treasury by the company as contemplated in their terms; and

•	3,820,638 common shares held in treasury as of June 30, 2020.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	the exercise in full of the pre-funded warrants offered in this offering;

•	no exercise of outstanding options and no issuance of shares available, or that may become available, for future issuance under our equity compensation plans; and

•	no exercise of the purchase warrants offered in this offering or the concurrent private placement.

Summary Financial Information and Other Data

The following table presents summary historical financial data at the dates and for each of the periods presented. We have derived the summary consolidated statements of comprehensive loss for the years ended December 31, 2019, 2018 and 2017 presented below from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated statements of comprehensive loss for the years ended December 31, 2016 and 2015 presented below have been derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus supplement. We derived the summary consolidated statement of comprehensive loss for the six months ended June 30, 2020 and 2019 and the consolidated balance sheet data as of June 30, 2020 from our unaudited condensed consolidated financial statements for the six-month periods ended June 30, 2020 and 2019 incorporated by reference into this prospectus supplement. We have prepared the unaudited consolidated financial statements on the same basis as the audited consolidated financial statements. In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair statement of the financial information in those statements. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and our unaudited condensed consolidated financial statements have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting as issued by the International Accounting Standards Board. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year. This data should be read together with, and is qualified in its entirety by reference to, “Item 5. Operating and Financial Review and Prospects” as well as our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 20-F for the year ended December 31, 2019 and the unaudited condensed consolidated financial statements for the six-month periods ended June 30, 2020 and 2019, which are incorporated by reference herein. For more details on how you can obtain our reports and other information filed with the SEC, you should read the section of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information.”

	Year Ended December 31,					Six Months Ended June 30,
	2019	2018	2017	2016	2015	2020	2019
	(in thousands, except share and per share data)
Consolidated Statements of Comprehensive Loss Data:
Operating income other than revenue	$16	$15	$16	$22	$17	$8	$6
Operating expenses:
Research and development expenses	(88,053)	(62,872)	(54,912)	(23,711)	(16,892)	(32,565)	(48,578)
General and administrative expenses	(19,058)	(14,297)	(12,568)	(6,452)	(2,954)	(5,900)	(11,441)

Total operating expenses	(107,111)	(77,169)	(67,480)	(30,163)	(19,846)	(38,465)	(60,019)

Operating loss	(107,095)	(77,154)	(67,464)	(30,141)	(19,829)	(38,457)	(60,013)

Finance income	854	393	590	36	—	108	206)
Finance expense	(2,482)	—	(1)	(97)	(38)	(1,701)	(587)

Net loss before tax	(108,723)	(76,761)	(66,875)	(30,202)	(19,867)	(40,050)	(60,394)
Income tax benefit / (expense)	(67)	45	(51)	—	—	19	(41)

Net loss	$(108,790)	$(76,716)	$(66,926)	$(30,202)	$(19,867)	$(40,031)	$(60,435)

Net loss per share, basic and diluted(1)	$(2.49)	$(1.91)	$(2.25)	$(1.40)	$(1.87)	$(0.86)	$(1.39)

(1)	See Note 19 to our audited consolidated financial statements for a description of the method used to compute basic and diluted net loss per share attributable to common shareholders.

As of June 30, 2020
Actual
Consolidated Balance Sheet Data (in thousands):
Cash and cash equivalents	$44,965
Total assets	79,198
Total liabilities	55,518
Total shareholders’ equity	$23,680

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 5, 2020 and the risk factors disclosed in the Report on Form 6-K filed with the SEC on August 6, 2020, and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Risks Related to This Offering

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, if ever, we expect to finance our operations through a combination of equity offerings, royalty financing, debt financings, and license and development arrangements in connection with any future collaborations. Other than our senior secured term loan credit facility with Oxford Finance LLC, we do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. Royalty financing, if available, may only provide future payments contingent upon development, regulatory or commercial milestones and royalty payments as a percentage of our future sales. Debt financing, if available, could result in increased fixed payment obligations and may involve agreements that include restrictive covenants, such as limitations on our ability to incur additional debt, make capital expenditures, acquire, sell or license intellectual property rights or declare dividends, and other operating restrictions that could hurt our ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity, royalty or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The combined public offering price of our common shares and accompanying purchase warrants is substantially higher than the pro forma, as adjusted net tangible book value per common share as of June 30, 2020. Therefore, if you purchase our securities in this offering, you will pay a price per share that substantially exceeds our pro forma, as adjusted net tangible book value per share immediately after this offering. Based on the combined public offering price of $2.869 per common share and accompanying purchase warrant, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.409 per common share, representing the difference between our pro forma, as adjusted net tangible book value per common share after this offering and the combined public offering price per common share and accompanying purchase warrant. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the public offering price when they purchased their common shares. You will experience additional dilution upon exercise of any outstanding options to purchase common shares under our equity incentive plans or if we otherwise issue additional common shares below the combined public offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

Future sales of common shares by existing shareholders could depress the market price of our common shares.

As of June 30, 2020, 47,998,788 common shares were issued and outstanding. Sales of a substantial number of share of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. A substantial number of our common shares are now generally freely tradable, subject, in the case of sales by our affiliates, to the volume limitations and other provisions of Rule 144 under the Securities Act. If holders of these common shares sell, or indicate an intent to sell, substantial amounts of our securities in the public market, the trading price of our common shares could decline significantly.

We have also filed a registration statement with the SEC to register the common shares that may be issued under our equity incentive plans. The common shares subject to outstanding options under our equity incentive plans and common shares reserved for future issuance under our equity incentive plans will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. Sales of a large number of the common shares issued under these plans in the public market could have an adverse effect on the market price of our common shares.

There is no public market for the purchase warrants or the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the purchase warrants or the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the purchase warrants or the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the purchase warrants or the pre-funded warrants will be limited.

The purchase warrants are speculative in nature. You may not be able to recover your investment in the purchase warrants, and the purchase warrants may expire worthless.

The purchase warrants do not confer any rights of common share ownership on their holders, such as voting rights, but rather merely represent the right to acquire common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of purchase warrants may exercise their right to acquire the underlying common shares and pay an exercise price per common share equal to $3.43, subject to certain adjustments. Following this offering, the market value of the purchase warrants, if any, is uncertain and there can be no assurance that the market value of the purchase warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common shares will equal or exceed the exercise price of the purchase warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the purchase warrants to exercise the purchase warrants.

Holders of the purchase warrants and pre-funded warrants will have no rights as common shareholders until they acquire our common shares.

Until you acquire our common shares upon exercise of the purchase warrants or the pre-funded warrants, you will have no rights with respect to our common shares issuable upon exercise of the purchase warrants or the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your purchase warrants or the pre-funded warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the warrants have been validly exercised in accordance with their terms.

Risks Related to Our Business Operations, Employee Matters and Managing Growth

Our business could be materially adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 pandemic, which has significantly impacted the global economy, in regions where we or third parties on which we rely have significant manufacturing facilities, concentrations of clinical trial sites or other business operations, or materially affect our operations globally, including at our headquarters in Geneva, Switzerland, which might be subject to government restrictions in response to the COVID-19 pandemic, and at our clinical trial sites, as well as the business or operations of our manufacturers, clinical research organizations or other third parties with whom we conduct business.

Our business could be materially adversely affected by the effects of health pandemics or epidemics, including the ongoing outbreak of COVID-19, which was declared by the World Health Organization as a global pandemic, and has resulted in travel and other restrictions to reduce the spread of the disease, including government restrictions in Europe, the United States and other countries, which, among other things, directed individuals to shelter at their places of residence, directed businesses and governmental agencies to cease non-essential operations at physical locations, prohibited certain non-essential gatherings, and ordered cessation of non-essential travel. Some of these government restrictions have begun to be lifted, including in Switzerland and in Massachusetts, where our U.S. subsidiary is located, but the extent of and timing for such lifting of government restrictions remains uncertain as the COVID-19 pandemic continues to evolve. As a result of the COVID-19 pandemic and government restrictions, in March 2020 we implemented work-from-home policies for most of our employees. In light of phased reopenings, and the rollback of restrictions at our headquarters, we have since reopened our offices in the second quarter of 2020 to allow employees to return on a voluntary basis, consistent with local government requirements, and with a focus on employee safety. There is no guarantee that prior or new restrictions will not be reinstated in response to the continued spread of COVID-19. The effects of the government restrictions and our work-from-home policies may negatively impact productivity, disrupt our business and continue to delay certain of our clinical programs and timelines, the magnitude of which will depend, in part, on the continued length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, be further extended or be reinstated, related to COVID-19 or other infectious diseases, could impact personnel at third-party manufacturing facilities in Europe, the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. Further, Kissei Pharmaceutical Co., Ltd., or Kissei, has the exclusive right to supply us with the active pharmaceutical ingredient for linzagolix for our clinical trials and commercial supplies, if approved, subject to limited specified exceptions within the control of Kissei. While many of these materials may be obtained by more than one supplier, restrictions resulting from the coronavirus pandemic in the regions our third-party suppliers and Kissei operate may disrupt our supply chain or limit our ability to obtain sufficient materials for our product candidates, which might impact and delay certain of our clinical programs and timelines.

In addition, our clinical trials have been affected by the ongoing COVID-19 pandemic. Site initiation and patient enrollment has been and may be further delayed due to continued prioritization of hospital resources toward the

COVID-19 pandemic, and some patients may not be able or willing to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19, has been delayed or disrupted, which has adversely impacted our clinical trial operations. For example, in view of the expected logistical challenges with initial screening and uncertainty about continuity of treatment for randomized patients because of the COVID-19 pandemic, as announced in March 2020, we placed a temporary hold on further screening and randomization of patients into our EDELWEISS 2 and EDELWEISS 3 clinical trials. During the second quarter of 2020, new patient enrollment was resumed for EDELWEISS 2 and EDELWEISS 3 in several European countries, as well as in selective areas of the United States, based on local conditions with respect to the prevalence and spread of the COVID-19 pandemic. Over the remainder of 2020, we aim to fully resume patient enrollment for these trials, following further input from health authorities and clinical trial sites, but any such actions remain uncertain and subject to change as the COVID-19 pandemic continues to evolve. Further delays may occur.

The spread of COVID-19, which has resulted in significant impacts globally, may materially affect us economically. While the full extent of the economic impact brought by, and the duration and scope of, the COVID-19 pandemic, may be difficult to assess or predict, it has caused, and may continue to cause, significant disruption of global financial markets. This disruption, if sustained or recurrent, could make it more difficult for us to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction in various economies resulting from the spread of COVID-19 could materially affect our business and the value of our common shares.

The global pandemic of COVID-19 continues to rapidly evolve. The ultimate impact of the ongoing COVID-19 pandemic or a similar health pandemic or epidemic is highly uncertain and subject to change. While the COVID-19 pandemic has had significant impacts on global economies and has resulted in challenging operating environments, we do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. These effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

Our recurring losses, negative cash flows and significant accumulated deficit have raised substantial doubt regarding our ability to continue as a going concern.

Since inception, we have experienced recurring operating losses and negative cash flows from operating activities, and have significant accumulated deficit. We expect to continue to generate operating losses for the foreseeable future. As of June 30, 2020, we had cash and cash equivalents of $45.0 million. We expect that our cash and cash equivalents as of the date of this Report on Form 6-K will be sufficient to fund our operations and meet all of our obligations as they fall due through the first quarter of 2021 (without consideration of the potential availability of $25.0 million under our credit facility agreement). These conditions raise substantial doubt about our ability to continue as a going concern for one year from the date of this report, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. As a result, our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern for one year from the date of this report. If we are unable to obtain sufficient funding, our business, prospects, including our ability to develop and commercialize our product candidates, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

MARKET INFORMATION

Our common shares have been listed on Nasdaq Global Select Market, or Nasdaq, under the symbol “OBSV” since January 26, 2017 and on SIX Swiss Exchange, or SIX, under the symbol “OBSN” since July 13, 2018. Prior to January 26, 2017, there was no public trading market for common shares. On September 2, 2020, the last reported sale price of our common shares on Nasdaq was $2.79 per common share, and the last reported sale price of the common shares on SIX was CHF 2.59 per common share.

DIVIDEND POLICY

Since incorporation, we have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our common shares will benefit in the foreseeable future only if our common shares appreciate in value.

Under Swiss law, any dividend must be proposed by our board of directors and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years or if it has distributable reserves, each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “retained earnings” (réserves issues du bénéfice) or as “capital reserves” (réserves issues du capital). Distributions out of issued share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See the section of this prospectus supplement entitled “Description of Share Capital.”

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of the 5,490,000 common shares, pre-funded warrants to purchase 958,240 common shares and accompanying purchase warrants to purchase 6,448,240 common shares that we are offering, excluding the proceeds, if any, from the exercise of the purchase warrants or the pre-funded warrants offered hereby, will be approximately $16.7 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If all of the purchase warrants sold in this offering were to be exercised at the exercise price of $3.43 per share, we would receive additional net proceeds of approximately $22.1 million, and if all of the pre-funded warrants sold in this offering were to be exercised at an exercise price of CHF 1/13 per share, we would receive additional net proceeds of approximately $81,450. We cannot predict when or if the purchase warrants or the pre-funded warrants will be exercised, and they may expire and without ever being exercised.

We currently intend to use the net proceeds from this offering primarily to continue the development of our new chemical entities in our pipeline, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire new chemical entities, businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.

Based on our current operations, plans and assumptions, we expect that the net proceeds from this offering, combined with our current cash and cash equivalents, and the $1.5 million of proceeds from the concurrent private placement, but without taking into account the potential availability of $25.0 million under our credit facility agreement, will be sufficient to fund our operating expenses and capital expenditure requirements until mid-2021. This expected use of net proceeds from this offering, the concurrent private placement and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of those net proceeds. Pending these uses, we plan to invest these net proceeds in short-term, interest bearing deposits.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020 on:

•	an actual basis;

•	a pro forma basis to give effect to the sale of 953,309 common shares for approximately $2,520 thousand in aggregate net proceeds under the ATM Program subsequent to June 30, 2020; and

•

a pro forma as adjusted basis to reflect: (i) the pro forma adjustments above and our issuance and sale of (ii) 5,490,000 common shares and accompanying purchase warrants to purchase an additional 5,490,000 common shares in this offering at the combined public offering price of $2.869 per common share and accompanying purchase warrant, (iii) pre-funded warrants to purchase 958,240 common shares at an exercise price of CHF 1/13 per share and accompanying purchase warrants to purchase 958,240 common shares at the combined public offering price of $2.784 per pre-funded warrant and accompanying purchase warrant and (iv) 516,352 common shares and accompanying purchase warrants to purchase 516,352 common shares in the concurrent private placement (assuming the exercise of all pre-funded warrants offered hereby and excluding the common shares to be issued and the proceeds received, if any, from the exercise of the purchase warrants offered hereby or in the concurrent private placement), and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, resulting in total estimated net proceeds of approximately $18.2 million.

The following table should be read together with our unaudited interim consolidated financial statements and related notes and management’s discussion and analysis of financial condition and results of operations disclosed in our Report on Form 6-K filed with the SEC on August 6, 2020, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2020
(in thousands)	Actual	Proforma	Proforma as adj.
Cash and cash equivalents	$44,965	$47,485	$65,685
Shareholders’ equity:
Share capital	3,781	3,860	4,452
Share premium	332,566	335,007	352,615
Reserves	24,775	24,775	24,775
Accumulated losses	(337,442)	(337,442)	(337,442)

Total shareholders’ equity	23,680	26,200	44,400

Total current liabilities	19,985	19,985	19,985

Total non-current liabilities	35,533	35,533	35,533

Total liabilities and shareholders’ equity	$79,198	$81,718	$99,918

The number of our common shares that will be outstanding after this offering is based on 47,998,788 common shares outstanding as of June 30, 2020, plus 953,309 common shares sold since June 30, 2020 under the ATM Program, plus the 516,352 shares to be sold in the concurrent private placement, and excludes the following:

•

25,937,990 common shares that may be issued from our authorized share capital, which includes the common shares issued in this offering and common shares issued to ObsEva USA, Inc., during the capital increase taking place in the context of this offering;

•	9,004,437 common shares that may be issued from our conditional share capital to cover equity grants awarded under the 2017 Plan;

•	56,575 unvested common shares awarded under the 2013 Plan;

•

16,933,553 common shares that may be issued from our conditional share capital for financing purposes, which includes (i) up to 6,448,240 common shares issuable upon exercise of the purchase warrants to be issued to purchasers in this offering at an exercise price of $3.43 per share, (ii) up to 516,352 common shares issuable upon exercise of the purchase warrants to be issued in the concurrent private placement at an exercise price of $3.43 per share, and (iii) up to 958,240 common shares issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of CHF 1/13 per share, unless the pre-funded warrants are settled by the delivery of common shares held in treasury by the company as contemplated in their terms; and

•	3,820,638 common shares held in treasury as of June 30, 2020.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per common share you will pay in this offering and the as adjusted net tangible book value per common share after this offering. Our historical net tangible book value as of June 30, 2020 was $5.1 million, or $0.11 per common share. Historical net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the 47,998,788 common shares outstanding as of June 30, 2020.

Our pro forma net tangible book value as of June 30, 2020 was $7.7 million, or $0.16 per common share, based on the total number of common shares outstanding as of June 30, 2020 on a pro forma basis to reflect the sale of 953,309 common shares after June 30, 2020 under the ATM Program for aggregate net proceeds of $2.5 million. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the 47,998,788 common shares outstanding as of June 30, 2020, plus such 953,309 shares.

After giving further effect to our issuance and sale of (i) 5,490,000 common shares and accompanying purchase warrants to purchase an additional 5,490,000 common shares in this offering at the combined public offering price of $2.869 per share and accompanying purchase warrant, (ii) pre-funded warrants to purchase 958,240 common shares at an exercise price of CHF 1/13 per share and accompanying purchase warrants to purchase an additional 958,240 common shares in this offering at the combined public offering price of $2.784 per pre-funded warrant and accompanying purchase warrant and (iii) 516,352 common shares and accompanying purchase warrants to purchase 516,352 common shares in the concurrent private placement at the combined purchase price of $2.905 per common share and accompanying warrant (assuming the exercise of all pre-funded warrants offered hereby and excluding the common shares to be issued and the proceeds received, if any, from the exercise of the purchase warrants offered hereby or in the concurrent private placement), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2020 would have been $25.9 million, or $0.46 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.31 to our existing shareholders and immediate dilution of $2.409 in pro forma as adjusted net tangible book value per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the combined public offering price per share paid by new investors.

The following table illustrates this per share dilution to the new investors purchasing securities in this offering:

Combined public offering price per common share and accompanying purchase warrant to purchase one common share		$2.869
Net tangible book value per share as of June 30, 2020	$0.11
Pro forma increase in net tangible book value per share as of June 30, 2020 attributable to the pro forma transaction described above	0.05
Pro forma net tangible book value per share as of June 30, 2020	0.16
Increase in pro forma net tangible book value per share attributable to sale of securities in this offering	0.31

Pro forma as adjusted net tangible book value per share after this offering		0.46

Dilution per share to new investors		$2.409

Investors who purchase common shares upon the exercise of the purchase warrants or the pre-funded warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

The number of our common shares that will be outstanding after this offering is based on 47,998,788 common shares outstanding as of June 30, 2020, plus 953,309 common shares sold since June 30, 2020 under the ATM Program, plus the 516,352 shares to be sold in the concurrent private placement, and excludes the following:

•

25,937,990 common shares that may be issued from our authorized share capital, which includes the common shares issued in this offering and common shares issued to ObsEva USA, Inc., during the capital increase taking place in the context of this offering;

•	9,004,437 common shares that may be issued from our conditional share capital to cover equity grants awarded under the 2017 Plan;

•	56,575 unvested common shares awarded under the 2013 Plan;

•

16,933,553 common shares that may be issued from our conditional share capital for financing purposes, which includes (i) up to 6,448,240 common shares issuable upon exercise of the purchase warrants to be issued to purchasers in this offering at an exercise price of $3.43 per share, (ii) up to 516,352 common shares issuable upon exercise of the purchase warrants to be issued in the concurrent private placement at an exercise price of $3.43 per share, and (iii) up to 958,240 common shares issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of CHF 1/13 per share, unless the pre-funded warrants are settled by the delivery of common shares held in treasury by the company as contemplated in their terms; and

•	3,820,638 common shares held in treasury as of June 30, 2020.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of 5,490,000 common shares, pre-funded warrants to purchase 958,240 common shares, and accompanying warrants to purchase an additional 6,448,240 common shares. The common shares (or pre-funded warrants) and the purchase warrants will be sold together. The common shares issuable from time to time upon exercise of the purchase warrants and the pre-funded warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Shares

As of September 2, 2020, our issued and fully paid-in share capital registered with the commercial registry of the Swiss canton of Geneva, Switzerland, consisted of 51,876,001 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, as amended on June 9, 2020, our share capital may be increased by a maximum aggregate amount of CHF 692,649.00 through the issuance of not more than 9,004,437 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans. Under our articles of association, as amended on June 9, 2020, our share capital may be increased by a maximum aggregate amount of CHF 1,302,581.00 through the issuance of not more than 16,933,554 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Under our articles of association, as amended on June 9, 2020, our board of directors is authorized, at any time until June 9, 2022, to increase our share capital by a maximum aggregate par value of CHF 1,995,230 through the issuance of not more than 25,937,990 common shares, in connection with our authorized share capital.

Each of our common shares entitles a holder to one vote, regardless of its par value. The common shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative.

For additional information, see “Description of Share Capital” in this prospectus supplement and the accompanying prospectus, as well as “Dividend Policy” in this prospectus supplement.

Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Report on Form 6-K to be filed by us with the SEC in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants. See “Where You Can Find More Information” on page S-44 of this prospectus supplement.

Exercisability. The pre-funded warrants will be immediately exercisable and will expire on September 8, 2030. The pre-funded warrants will be exercisable at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of common shares purchased upon such exercise. The exercise price must be paid by the holder in cash in immediately available funds on an account we opened with a bank in Switzerland.

Exercise Limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common shares.

Exercise Price. Each pre-funded warrant offered hereby has an initial exercise price per share equal to CHF 1/13. The pre-funded warrants are immediately exercisable and may be exercised at any time until the tenth anniversary of the issuance of the pre-funded warrant. The exercise price and number of common shares issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the pre-funded warrant or by virtue of a holder’s ownership of shares of our common shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they have validly exercised their pre-funded warrants in accordance with their terms.

Purchase Warrants

The material terms and provisions of the purchase warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of purchase warrant which will be filed as an exhibit to a Report on Form 6-K to be filed by us with the SEC in connection with this offering. You should review the form of purchase warrant for a complete description of the terms and conditions applicable to the purchase warrants. See “Where You Can Find More Information” on page S-44 of this prospectus supplement.

General. Each purchaser of a common share (or pre-funded warrant) will receive a purchase warrant to purchase one common share.

Exercisability. The purchase warrants will be immediately exercisable and will expire on December 8, 2021. The purchase warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us or the warrant agent a duly executed exercise notice and by payment in full in immediately available funds for the number of common shares purchased upon such exercise. The exercise price must be paid by the holder in cash in immediately available funds on an account we opened with a bank in Switzerland.

Exercise Limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a purchase warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99 % of our outstanding common shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the purchase warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at 9.99% of our outstanding common shares.

Exercise Price. The initial per share exercise price of the purchase warrants is $3.43. The exercise price is subject to adjustment in the event of stock combinations, subdivisions or similar events affecting our common shares.

Transferability. Subject to applicable laws, a purchase warrant may be transferred at the option of the holder upon surrender of the purchase warrant to us together with the appropriate instruments of transfer.

No Listing. There is no established public trading market for the purchase warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the purchase warrants on any securities exchange or recognized trading system, including Nasdaq. Without an active market, the liquidity of the purchase warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the purchase warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the purchase warrants will be entitled to receive upon exercise of the purchase warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the purchase warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the purchase warrant or by virtue of a holder’s ownership of our common shares, the holders of the purchase warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they have validly exercised their purchase warrants in accordance with their terms.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our articles of association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles of association, a copy of which has been incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland.

Share Capital

As of September 2, 2020, our issued and fully paid-in share capital registered with the commercial registry of the Swiss canton of Geneva, Switzerland, consisted of 51,876,001 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, as amended on June 9, 2020, our share capital may be increased by a maximum aggregate amount of CHF 692,649.00 through the issuance of not more than 9,004,437 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans. Under our articles of association, as amended on June 9, 2020, our share capital may be increased by a maximum aggregate amount of CHF 1,302,581.00 through the issuance of not more than 16,933,554 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Under our articles of association, as amended on June 9, 2020, our board of directors is authorized, at any time until June 9, 2022, to increase our share capital by a maximum aggregate par value of CHF 1,995,230 through the issuance of not more than 25,937,990 common shares, in connection with our authorized share capital.

Our share capital activity was as follows:

Common shares registered in the commercial registry at January 1, 2017	23,181,262
Common shares registered in the commercial registry in January 2017	6,450,000
Common shares registered in the commercial registry in October 2017	5,140,625
Common shares registered in the commercial registry in December 2017	2,359,375
Common shares registered in the commercial registry at December 31, 2017	37,131,262
Common shares registered in the commercial registry in March 2018	3,499,990
Common shares registered in the commercial registry in June 2018	4,750,000
Common shares registered in the commercial registry at December 31, 2018	45,381,252
Common shares registered in the commercial registry in March 2019	110,364
Common shares registered in the commercial registry in July 2019	3,064,048
Common shares registered in the commercial registry at December 31, 2019	48,555,664
Common shares registered in the commercial registry in April 2020	3,320,337

From January 1, 2017 through August 24, 2020, the following events have changed the number and classes of our issued common shares:

•

On January 30, 2017, we issued 6,450,000 common shares at a price per share of $15.00 in connection with our initial public offering of our common shares on Nasdaq. On the same date, all Series A preferred shares, Series B preferred shares and non-voting shares were converted into common shares.

•

On October 9, 2017, our board of directors decided to increase our share capital through the issuance of 5,140,625 common shares at a price of $8.00 per share and approved the issuance of warrants to purchase an aggregate of 2,359,375 common shares at an exercise price of $8.00 per share.

•

On October 13, 2017, we completed a private placement of 5,140,625 common shares at a price of $8.00 per share and warrants to purchase an aggregate of 2,359,375 common shares with an exercise price of $8.00 per share. The warrants were exercised on October 13, 2017. We received net proceeds of $56.3 million from the private placement.

•

On October 24, 2017, the increase of our share capital, through the issuance of 5,140,625 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Swiss canton of Geneva.

•

On December 7, 2017, our articles of association were amended in order to reflect the increase of our share capital by 2,359,375 common shares, issued on October 13, 2017 upon exercise of warrants. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on December 13, 2017.

•

During an extraordinary general meeting of shareholders, held on January 26, 2018, our shareholders voted to amend our articles of association in order to authorize our board of directors, at any time until January 26, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,428,125 through the issuance of not more than 18,565,625 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders voted to amend our articles of association in order to enable the increase of our share capital from time to time by the issuance of up to 14,393,002 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on January 31, 2018.

•

On March 12, 2018, our board of directors decided to issue 3,499,990 common shares at par value, by way of self-subscription for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on March 31, 2018.

•

During our 2018 annual general meeting of shareholders, held on May 9, 2018, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 9, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,562,740 through the issuance of not more than 20,315,620 common shares, which would have to be fully paid-in, with a par value of CHF 1/13. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 5,922,618 common shares, par value CHF 1/13 per share, upon exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of our company or of one of our subsidiaries under the terms of our equity plans. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on May 11, 2018.

•	On June 20, 2018, our board of directors decided to increase our share capital through the issuance of 4,750,000 common shares at a price of $15.39 per share.

•

On June 22, 2018, we completed a public offering of 4,750,000 common shares at a price of $15.39 per share. We received net proceeds of $67.8 million from the public offering. The increase of our share capital, through the issuance of 4,750,000 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Swiss canton of Geneva, on June 22, 2018.

•

On March 26, 2019, our articles of association were amended in order to reflect the increase of our share capital by 110,364 common shares, issued upon exercise of stock options under our equity plans. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on March 27, 2019.

•	During our 2019 annual general meeting of shareholders, held on May 8, 2019, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors,

at any time until May 8, 2021, to increase our share capital by a maximum aggregate par value of CHF 1,749,677 through the issuance of not more than 22,745,801 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 16,933,553 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on May 9, 2019.

•

On July 17, 2019, our board decided to issue 3,064,048 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on July 19, 2019.

•

On April 10, 2020, our board decided to issue 3,308,396 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on April 28, 2020.

•

On April 14, 2020, our articles of association were amended in order to reflect the increase of our share capital by 11,941 common shares, issued upon exercise of stock options under our equity plans. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on April 28, 2020.

•

During the 2020 Annual General Meeting, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until June 9, 2022, to increase our share capital by a maximum aggregate par value of CHF 1,995,230 through the issuance of not more than 25,937,990 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 9,004,437 common shares, par value CHF 1/13 per share, upon exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of our company or of one of our subsidiaries under the terms of our equity plans. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on June 11, 2020.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV” and on the SIX Swiss Exchange under the symbol “OBSN.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus supplement will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares. The purchase warrants and pre-funded warrants will be issued in certificated form.

Transfer Agent and Registrar

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are also selling to Ernest Loumaye, MD, Ph.D., our Chief Executive Officer and co-founder 516,352 common shares, par value CHF 1/13 per share, and accompanying warrants to purchase 516,352 common shares at a combined price of $2.905 per common share and accompanying purchase warrant, for an aggregate purchase price of approximately $1.5 million, before deducting placement agent fees and other expenses incurred in connection with the concurrent private placement.

The common shares and accompanying purchase warrants, including the common shares issuable upon exercise of those warrants are being offered to Dr. Loumaye pursuant to the exemption from registration provided in Regulation S under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, Dr. Loumaye may only sell the common shares, the accompanying purchase warrants, and the common shares issued upon exercise of the purchase warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary contains a description of the material Swiss and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares, but it does not purport to be a comprehensive description of all the tax considerations relating thereto. The summary is based upon the tax laws of Switzerland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Swiss tax considerations

This summary of material Swiss tax consequences is based on Swiss law and regulations and the practice of the Swiss tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular shareholder or potential investor and does not relate to persons in the business of buying and selling common shares or other securities. The summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular potential shareholder, and no representation with respect to the tax consequences to any particular shareholder is made.

Current and prospective shareholders are advised to consult their own tax advisors in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with the offering, the acquiring, owning and selling or otherwise disposing of common shares and receiving dividends and similar cash or in-kind distributions on common shares (including dividends on liquidation proceeds and stock dividends) or distributions on common shares based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) or distributions paid out of capital contributions reserves (réserves issues d’apports de capital) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland.

Taxation of common shares

Swiss federal withholding tax on dividends and distributions

On May 19, 2019, the Swiss people voted in favor of the Swiss Federal Act on Tax Reform and AHV Financing, or the TRAF. The main part of the TRAF provisions entered into force on January 1, 2020. The TRAF includes inter alia provisions that require companies listed on Swiss stock exchanges (such as ObsEva) to distribute at least the same amount of other reserves when repaying tax-exempt qualifying capital contribution reserves, or the Distribution Restriction Rule. In case this requirement is not met, the distribution of capital contribution reserves is requalified as distribution of other reserves (including profit carried forward) until the amount of capital contribution reserves distributed equals the amount of other reserves distributed but maximally to the amount of other reserves distributable under the Swiss code of obligations. The TRAF also provides for exceptions to the Distribution Restriction Rule, in particular for capital contribution reserves created through certain transactions, inter alia immigration transactions, or capital contribution reserves paid out to a corporate shareholder holding at least 10% of the share capital of a company listed on a Swiss stock exchange. Consequently, most likely from 2020 onwards, the Company may to some extent be restricted to distribute tax-exempt capital contribution reserves.

Dividend payments and similar cash or in-kind distributions on the common shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to shareholders are subject to Swiss federal withholding tax (impôt anticipé) at a rate of 35% on the gross amount of the dividend. We are required to withhold the Swiss federal withholding tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) are not subject to Swiss federal withholding tax.

The Swiss federal withholding tax may also apply to gains realized upon a repurchase of shares by the company, on the difference between the repurchase price and the par value of the shares; a different basis of taxation may apply under the capital contribution principle.

The Swiss federal withholding tax is refundable or creditable in full to a Swiss tax resident corporate and individual shareholder as well as to a non-Swiss tax resident corporate or individual shareholder who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss tax resident individual who holds the common shares as part of his private assets, duly reports the gross distribution received in his individual income tax return or, in the case of a person who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, recognizes the gross dividend distribution for tax purposes as earnings in the income statements and reports the annual profit in the income tax return.

If a shareholder who is not a Swiss resident for tax purposes and does not hold the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes in Switzerland, receives a distribution from the Company, the shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding tax incurred on a taxable distribution if the country in which such shareholder is resident for tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.

Besides the bilateral treaties Switzerland has entered into an agreement with the European Community providing for an automatic exchange of information based on the OECD’s global standard for the automatic exchange of information. This agreement contains in its Article 9 provisions on taxation of dividends which apply with respect to EU member states and provides for an exemption of Withholding Tax for companies under certain circumstances.

Individual and corporate income tax on dividends

Swiss resident individuals holding the common shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are not repayments of the par value of the common shares or distributions paid out of capital contributions reserves (réserves issues d’apports de capital) are required to report such payments in their individual income tax returns and are liable to Swiss federal, cantonal and communal income taxes on any net taxable income for the relevant tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base, further to the implementation of the TRAF, for only 70% of their value, if the investment amounts to at least 10% of nominal capital of the Company. As a result of the entry into force of the TRAF, cantons may have to amend (and some of them have already amended) their partial taxation measures in order to reach a minimum tax base of 50% at cantonal and communal levels.

Swiss resident individuals as well as non-Swiss resident individual taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal individual or corporate income taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base, further to the implementation of the TRAF, for only 70%, if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset according to Swiss tax law and amounts to at least 10% of nominal capital of the Company. As a result of the entry into force of the TRAF, cantons may have to amend (and some of them have already amended) their partial taxation measures in order to reach a minimum tax base of 50% at cantonal and communal levels.

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal corporate income taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland may be eligible for dividend relief (réduction pour participation) in respect of dividends and distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) if the common shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million of represent at least 10% of the share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.

Recipients of dividends and similar distributions on the common shares (including stock dividends and liquidation proceeds) who are neither residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income taxes in respect of dividend payments and similar distributions because of the mere holding of the common shares.

Wealth and annual capital tax on holding of common shares

Swiss resident individuals and non-Swiss resident individuals holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to report their common shares as part of their wealth and will be subject to cantonal and communal wealth tax to the extent the aggregate taxable net wealth is allocable to Switzerland.

Swiss resident corporate taxpayers and non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to cantonal and communal annual capital tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.

Individuals and corporate taxpayers not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to wealth or annual capital tax in Switzerland because of the mere holding of the common shares.

Capital gains on disposal of common shares

Swiss resident individuals who sell or otherwise dispose of the common shares realize a tax-free capital gain, or a non-deductible capital loss, as the case may be, provided that they hold the common shares as part of their private assets.

Capital gains realized on the sale of the common shares held by Swiss resident individuals, Swiss resident corporate taxpayers as well as non-Swiss resident individuals and corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold the common shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends if certain conditions are met (e.g. holding period of at least one year and participation of at least 10% of nominal capital).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant tax period. Corporate taxpayers may qualify for participation relief on capital gains (réduction pour participations), if the common shares sold during the tax period reflect an interest of at least 10% in the Company’s capital or if the common shares sold allow for at least 10% of the Company’s profit and reserve and were held for at least one year. The tax relief applies to the difference between the sale proceeds of common shares by the Company and the investment cost of the participation.

Individuals and corporations not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of the common shares.

Gift and inheritance tax

Transfers of common shares may be subject to cantonal or communal inheritance or gift taxes if the deceased or the donor or the recipient were resident in a Canton levying such taxes and, in international circumstances where residency requirements are satisfied, if the applicable tax treaty were to allocate the right to tax to Switzerland.

Swiss issuance stamp duty

The Company will be subject to and pay to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp duty (droit de timbre d’émission) on the consideration received by it for the issuance of the Shares less certain costs incurred in connection with the issuance.

Swiss securities transfer stamp duty

The purchase or sale of the common shares, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer stamp duty of up to 0.15% of the purchase price or the proceeds, however, only if the purchase or sale occurs through or with a bank or other securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Duty Act, as an intermediary or party to the transaction unless an exemption applies. The issuance of the common shares to the initial shareholders at the offering price is not subject to Swiss securities transfer stamp duty.

You should consult your tax advisor regarding all aspects of Swiss tax considerations, including tax implications of the purchase warrants and the pre-funded warrants.

Material U.S. federal income tax consequences for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of our common shares issued pursuant to this offering, the purchase, exercise, disposition and lapse of the purchase warrants to purchase our common shares pursuant to this offering, the ownership and disposition of our common shares issuable upon exercise of the purchase warrants, or the warrant shares, and the purchase, ownership and disposition of pre-funded warrants to purchase our common shares issued pursuant to this offering, but it does not purport to be a comprehensive description of all the tax consequences relating thereto. The common shares, the purchase warrants, the warrant shares and the pre-funded warrants are collectively referred to herein as our “securities.” This discussion applies only to a U.S. Holder that will hold securities as “capital assets” for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential impact of the Medicare contribution tax on net investment income (except to the extent specifically set forth below), gift or estate tax consequences, or tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding securities as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the securities;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons that own or are deemed to own ten percent or more of the voting power or value of our stock;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the securities being taken into account in an applicable financial statement;

•	persons who acquired our voting stock pursuant to the exercise of a stock option or otherwise as compensation; or

•	persons holding our shares in connection with a trade or business conducted outside of the United States.

All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships considering the acquisition of securities and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of owning and disposing of the securities.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of securities who is eligible for the benefits of the Treaty and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of securities in their particular circumstances.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a common share for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common shares, as described below (except as otherwise noted below). However, our characterization is not binding on the U.S. Internal Revenue Service, or the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. If so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

Each purchaser of common shares or pre-funded warrants must allocate its purchase price for such common shares or pre-funded warrants between each common share or pre-funded warrant, as applicable and the associated purchase warrant based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each common share, pre-funded warrant and purchase warrant. A holder’s allocation of the purchase price among the common shares, pre-funded warrants and purchase warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among the common shares, pre-funded warrants and purchase warrants.

PFIC Rules

In general, a non-U.S. corporation will be a “passive foreign investment corporation” or “PFIC” for any taxable year in which (1) 75% or more of its gross income consists of passive income (the “PFIC income test”) or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income (the “PFIC asset test”). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% (by value) of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, certain rents and royalties, and capital gains. Assets that produce, or are held for the production of, passive income include cash, cash equivalents and marketable securities.

Based on our analysis of our income, assets, activities and market capitalization for our taxable year ending December 31, 2019, we do not believe that we were a PFIC for our taxable year ending December 31, 2019. Based on the expected nature and projected composition of our income, assets, activities and market capitalization for our current taxable year, we do not expect to be a PFIC for our taxable year ending December 31, 2020. However, our operations generate very limited amounts of non-passive income. Until we generate sufficient revenue from active licensing and other non-passive sources, there is a risk that we will be a PFIC under the PFIC income test. Moreover, we hold a substantial amount of cash and cash equivalents. Because the calculation of the value of our assets may be based in part on the value of our securities, the value of which may fluctuate considerably, our PFIC status may change from year to year and it is difficult to predict whether we will be a PFIC under the PFIC asset test for the current year or any future year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion. Because PFIC status is a fact specific determination, and generally cannot be made until the close of the taxable year in question, no assurance can be given that we will not be a PFIC for our current taxable year and that we will not be a PFIC in future taxable years. Our United States counsel expresses no opinion with respect to our PFIC status for prior years, the current taxable year or any future years.

Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of foreign corporations that we own and which are PFICs, or lower-tier PFICs, and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (1) certain distributions by a lower-tier PFIC and (2) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though such holders have not received the proceeds of those distributions or dispositions directly.

If we are a PFIC for any taxable year during which a U.S. Holder holds our securities, the U.S. Holder may be subject to certain adverse tax consequences. Unless a holder makes a timely “mark-to-market” election or “qualified electing fund” election, each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of securities by the U.S. Holder, or on an indirect disposition of shares of a lower-tier PFIC, will be allocated ratably over the U.S. Holder’s holding period for the shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income arising in the taxable year of disposition. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our securities (or a distribution by a lower-tier PFIC that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions with respect to such shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain on disposition of securities, described immediately above.

If we are a PFIC for any year during which a U.S. Holder holds securities, we generally will continue to be treated as a PFIC with respect to such holder for all succeeding years during which such U.S. Holder holds securities, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisors regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.

Subject to the proposed Treasury Regulations described below with respect to options, warrants, or other rights to acquire stock of a PFIC, U.S. Holders may be able to avoid the adverse rules described above in part by making a mark-to-market election with respect to the common shares, provided that the common shares are “marketable,” in which case, the U.S. Holder will be subject to tax treatment different from the general tax treatment for PFICs described above. The common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. The common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Select Market, on which we currently list our common shares, is a qualified exchange for this purpose. Once made, the election cannot be revoked without the consent of the IRS unless the common shares cease to meet these requirements. U.S. Holders should consult their tax advisors regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should carefully consider the impact of a mark-to-market election with respect to their common shares given that we may have lower-tier PFICs for which a mark-to-market election would not be available. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders should note that the pre-funded warrants are not likely to be treated as regularly traded on a qualified exchange and thus it is unlikely that a mark-to-market election can be made with respect to the pre-funded warrants.

If a U.S. Holder makes the mark-to-market election, such holder generally will recognize as ordinary income any excess of the fair market value of such U.S. Holder’s common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of their common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in their common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on common shares will be treated as discussed below under “Taxation of Distributions.”

Alternatively, subject to the proposed Treasury Regulations described below with respect to options, warrants, or other rights to acquire stock of a PFIC, a U.S. Holder can make a “qualified electing fund election,” or a QEF Election, if we provide the information required to treat us and each lower-tier PFIC as a qualified electing fund in the first taxable year that we are a PFIC with respect to such holder. A U.S. Holder makes a QEF Election for us (and each lower-tier PFIC) by attaching a separate properly completed IRS Form 8621 for us (and each lower-tier PFIC) to the holder’s timely filed U.S. federal income tax return. If we are a PFIC for our taxable year ending December 31, 2020, or any subsequent taxable years, we currently intend to provide U.S. Holders, upon request, the information necessary for a U.S. Holder to make a QEF Election with respect to us and we currently intend to cause each lower-tier PFIC that we control to provide such information and take any additional steps that may be necessary to allow a U.S. Holder to make a QEF Election for us and each such lower-tier PFIC. Notwithstanding the foregoing, we cannot provide any assurance that we will in fact provide the information necessary to permit QEF elections to be made.

If a U.S. Holder makes a QEF Election with respect to us, the electing U.S. Holder will be currently taxable on its pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC with respect to such U.S. Holder. Distributions paid by us out of our earnings and profits that were included in the holder’s income as a result of the holder having made a QEF Election will not be included in the gross income of the holder. A U.S. Holder will increase its adjusted tax basis in our common shares (and pre-funded warrants assuming the pre-funded warrants are treated as equity) by an amount equal to its pro rata share of our ordinary earnings and net capital gain included in gross income and decrease its adjusted tax basis in our common shares by an amount distributed on those common shares to the extent the distribution is not included in the holder’s gross income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of our common shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in our common shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC, such option, warrant or right is considered to be PFIC stock also subject to these default rules discussed above. However, a U.S. Holder generally may not make a QEF election or mark-to-market election with respect to warrants. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquired stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. Thus, this will impact the availability of a timely QEF election or mark-to-market election with respect to such purchase warrants or pre-funded warrants as discussed below. Because of the complexity and uncertainty of the treatment of purchase warrants or pre-funded warrants under the PFIC rules, each U.S. Holder should consult his own tax advisor regarding the application of the PFIC rules to the warrant shares acquired upon an exercise of purchase warrants or pre-funded warrants and the availability of, and procedure for making, a qualifying election with respect to purchase warrants or pre-funded warrants.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, such U.S. Holder may be required to file an annual information report with such U.S. Holder’s U.S. federal income tax return on IRS Form 8621.

U.S. Holders should consult their tax advisors concerning our PFIC status and the tax considerations and reporting requirements relevant to an investment in a PFIC.

Taxation of Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate paying dividends in the foreseeable future. However, if we do make distributions of cash or property on our common shares, pre-funded warrants or warrant shares, subject to the PFIC rules described above, such distributions, other than certain pro rata distributions of common shares, pre-funded warrants or warrant shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of a dividend will include any amounts withheld by us in respect of Swiss taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Dividends paid by us will generally be taxable to a non-corporate U.S. Holder at the preferential reduced rate normally applicable to long-term capital gains, provided our common shares remain readily tradable on an established securities market in the United States, we are not a PFIC in the taxable year in which the dividends are received or in the preceding taxable year, and certain holding period requirements are met. However, as discussed above under “PFIC Rules,” if we are considered a PFIC, the preferential reduced rate will not be available with respect to dividends paid by us.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Swiss income taxes withheld from dividends on common shares or warrant shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Swiss taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Swiss tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Constructive Dividends on Purchase Warrants

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares, pre-funded warrants or warrant shares. Subject to the PFIC rules described above, if at any time during the period in which a

U.S. Holder held our purchase warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the purchase warrants, the exercise price of the purchase warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the purchase warrants to the extent of our earnings and profits, notwithstanding the fact that the U.S. Holder would not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the pre-funded warrants or purchase warrants and the interaction between these adjustments and the PFIC rules.

Any taxable deemed distribution will be generally taxed in the same manner as an actual distribution received by a U.S. Holder as discussed above under “—Taxation of Distributions.”

Information reporting and backup withholding may be required regarding the amount of any deemed distributions. See “Information Reporting and Backup Withholding.” Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such amounts from the common shares or current or subsequent payments of cash payable to such U.S. Holder.

For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. U.S. Holders are urged to consult their own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the warrants and any resulting deemed distribution.

Sale or Other Taxable Disposition of Common Shares, Purchase Warrants or Warrant Shares

Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of common shares, purchase warrants or warrant shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares, purchase warrants or warrant shares for more than one year at the time of sale or other taxable disposition. The amount of the gain or loss will equal the difference between the amount realized on the disposition of the common shares, purchase warrants or warrant shares and such U.S. Holder’s adjusted tax basis in the common shares, purchase warrants or warrant shares, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Subject to the PFIC rules described above, long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. Holder’s ability to deduct capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the common shares, purchase warrants or warrant shares are treated as traded on an “established securities market” and a U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such U.S. Holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If a U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Exercise or Lapse of a Purchase Warrant or a Pre-Funded Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a purchase warrant or a pre-funded warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a purchase warrant or a pre-funded warrant and related receipt of a common share, unless cash is received in lieu of the issuance of a fractional common share. However, under a proposed Treasury Regulation (which is proposed to have retroactive effect), a U.S. Holder would recognize gain if the pre-funded warrant was treated as stock of a PFIC with respect to a U.S. Holder at the time of the exercise of the pre-funded warrant and the stock received upon the exercise was not treated as stock of a PFIC for the taxable year in which the exercise occurs.

A U.S. Holder’s initial tax basis in the common share received on the exercise of a purchase warrant or pre-funded warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the purchase warrant or pre-funded warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the purchase warrant or pre-funded warrant. A U.S. Holder’s holding period for common shares received on exercise of a purchase warrant will commence on the date following the date of exercise of the purchase warrant and will not include the period during which the U.S. Holder held the purchase warrant. Although it is not entirely clear, a U.S. Holder’s holding period for common shares received on exercise of a pre-funded warrant will likely include the period during which the U.S. Holder held the pre-funded warrant.

The U.S. federal income tax treatment of a cashless exercise of purchase warrants or pre-funded warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a purchase warrant or pre-funded warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of purchase warrants or pre-funded warrants.

Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of the securities. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under certain regulations, certain entities) may be required to report information relating to the securities, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the securities.

UNDERWRITING

Pursuant to the underwriting and placement agency agreement with H.C. Wainwright & Co., LLC, or the representative, as representative of the underwriters named below, we have agreed to issue and sell, and the underwriters have, severally and not jointly, agreed to purchase, the number of securities listed opposite its name below at the combined public offering price, less the underwriting discount, on the closing date, subject to the terms and conditions contained in the underwriting and placement agency agreement. The underwriting and placement agency agreement provides that the obligations of the underwriters are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares	Number of Pre- Funded Warrants	Number of Accompanying Warrants(1)
H.C. Wainwright & Co., LLC	5,490,000	958,240	6,448,240
Total	5,490,000	958,240	6,448,240

(1)	Each accompanying warrant is exercisable for one common share.

Pursuant to the underwriting and placement agency agreement, the underwriters have agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased. The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriters may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriters purchase securities from us and the price at which the underwriters resell such securities may be deemed underwriting compensation. If the underwriters effect such transactions by selling common shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters and other conditions specified in the underwriting and placement agent agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the combined public offering price, underwriting discount and proceeds, before expenses, to us.

Per Security	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total
Combined Public offering price	$2.869	$2.784	$18,418,550
Underwriting discounts and commissions payable by us (1)	$0.172	$0.172	$1,109,097
Proceeds, before expenses, to us	$2.697	$2.612	$17,309,453

(1)

We have agreed to pay the underwriters a commission equal to 6.0% of the gross proceeds raised in this offering. We have also agreed to pay the representative, as placement agent, a cash fee equal to 4.0% of gross proceeds from the sale of the common shares and accompanying purchase warrants in the concurrent private placement.

We have agreed to reimburse the expenses of the representative in the non-accountable sum of $12,500 in connection with this offering, reimburse the expenses of the underwriter, including its legal fees, up to $125,000 in connection with this offering, and $12,900 for the clearing expenses of the representative in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any common shares or any securities convertible into or exercisable or exchangeable into common shares, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement unless we obtain a prior written consent of the representative. This consent may be given at any time without public notice. The exceptions to the restriction include, among other things, (i) grants of employee options or other equity-based awards pursuant to the terms of our equity incentive plans, (ii) the issuance of common shares in this offering, (iii) issuances of common shares pursuant to the terms of our equity incentive plans, (iv) issuances of common shares or securities exercisable for, convertible into or exchangeable for common shares in connection with any acquisition, collaboration, merger, licensing or other joint venture or strategic transaction involving the Company; provided that, in the case of clause (iv), such issuances shall not be greater than 10% of the total outstanding shares of the Company immediately following the closing date of this offering and the recipients of such common shares agree to be bound by a lockup letter substantially in the form executed by directors, officers and shareholders as described below.

In addition, subject to certain limited circumstances, each of our directors and executive officers has entered into a lock-up agreement with the representative. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any common shares or securities convertible into or exchangeable for common shares, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the representative for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. Such lock-up restriction does not apply to any common shares acquired in this offering by our directors and executive officers.

Certain of our existing stockholders have also entered into lock-up agreements with the representative. Under the lock-up agreements, the stockholders may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any common shares or securities convertible into or exchangeable for common shares, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the representative for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice. Such lock-up restriction does not apply to any common shares acquired in this offering by such stockholders.

Price Stabilization, Short Positions and Penalty Bids

The representative has advised us that the underwriters do not intend to conduct any stabilization or over-allotment activities in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The representative served as an underwriter in connection with the underwritten public offering of our common shares in June 2018, for which it received compensation. The representative is serving as placement agent in the concurrent private placement, for which it will receive compensation.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV” and on the SIX Swiss Exchange under the symbol “OBSN.” We do not intend to apply for listing of the purchase warrants or pre-funded warrants on any securities exchange or other nationally recognized trading system

NOTICE TO INVESTORS

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal in accordance with applicable Canadian securities laws, that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the issuer and the placement agent are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each member state of the European Economic Area (the “EEA”) that has implemented the Prospectus Regulation (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Regulation is implemented in that Relevant Member State, an offer of securities described in this prospectus may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

by the placement agents to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on its behalf, other than offers made by the placement agents with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities is authorized to make any further offer of the securities on behalf of us or the placement agents.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

The securities described herein may only be sold in Switzerland if the relevant placement does not amount to a public offering in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) or otherwise falls under an exemption from the prospectus requirements set forth in FinSA. Neither this prospectus nor any other marketing material relating to the securities described herein constitutes a prospectus pursuant to FinSA, and neither this prospectus nor any other material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and in our Form 6-Ks incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2019.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law (or of another law closely connected to the action) may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•

no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts, will be representing us in connection with this offering and will pass upon the validity of the purchase warrants and pre-funded warrants in connection with this offering. Lenz & Staehelin, Geneva, Switzerland, will pass upon the validity of the common shares to be offered and other legal matters relating to Swiss law, including matters of Swiss income tax law, in connection with this offering. Haynes and Boone, LLP is representing the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s requirement for additional financing to fund future operations as described in Note 23 to the consolidated financial statements) of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in that registration statement.

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports with the SEC. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020;

•

our Reports on Form 6-K furnished to the SEC on January  16, 2020, March  23, 2020, March  27, 2020, April  6, 2020, April  7, 2020, April  14, 2020, April  23, 2020, May  5, 2020, June  4, 2020, June  9, 2020, July  1, 2020, July 6, 2020, July  7, 2020, and August 6, 2020;

•

the description of our common shares contained in our Annual Report on Form 20-F, filed with the SEC on March 5, 2020, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland or by telephone at +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

EXPENSES

The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus supplement is a part. All amounts are estimated.

Legal fees and expenses	$450,000
Accounting fees and expenses	125,000
Printing expenses	20,000
Miscellaneous expenses	35,000
Total	$630,000

PROSPECTUS

$250,000,000

Common Shares, Debt Securities and Warrants

offered by the Company

ObsEva SA

We may offer, from time to time, in one or more offerings, common shares, debt securities or warrants, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 29.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “OBSV.” On August 5, 2019, the closing price of our common shares as reported by the Nasdaq Global Select Market was $8.55 per common share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “shelf” registration process.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “ObsEva,” “the company,” “our company,” “we,” “us” and “our” refer to ObsEva SA and our consolidated subsidiary. The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Swiss Franc” and “CHF” refer to the legal currency of Switzerland and the terms “€” or “euro” refer to euros, unless otherwise noted. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required,

i

other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

“ObsEva,” the ObsEva logo, and our other trademarks or service marks appearing in this prospectus are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost, timing and potential indications of our product candidates’ development activities and clinical trials, including our ongoing and future trials of linzagolix, nolasiban and OBE022;

•

our ability to obtain and maintain regulatory approval of our product candidates, including linzagolix, nolasiban and OBE022, in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved product;

•	the results of ongoing or future clinical trials, including of linzagolix, nolasiban and OBE022;

•

our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our product candidates, and the terms on which we are able to raise that additional capital;

•	our plans to research, develop and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the timing of initiating clinical trials for our product candidates;

•	whether we are aligned with the FDA, or any other regulatory authority, on the development path for our product candidates;

•	the clinical utility of our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the timing and amount of milestone and royalty payments we are required to make under our license agreements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the activities of our competitors and the success of competing therapies that are or become available;

•	our plans to in-license or acquire additional product candidates;

•	how long we will qualify as an emerging growth company or a foreign private issuer;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	regulatory developments in the United States and foreign countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

ABOUT OBSEVA SA

We are a clinical-stage biopharmaceutical company focused on the clinical development and commercialization of novel therapeutics for serious conditions that compromise a woman’s reproductive health and pregnancy. Through strategic in-licensing and disciplined drug development, we have established a late-stage clinical pipeline with development programs focused on treating endometriosis, uterine fibroids and preterm labor, and on improving in vitro fertilization outcomes. We have assembled a strong management team with extensive experience in successfully developing and commercializing therapeutics in our target market. Our goal is to build the leading women’s reproductive health and pregnancy company focused on conditions where current treatment options are limited and significant unmet needs exist.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. We maintain a website at www.obseva.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common shares have been listed on the Nasdaq Global Select Market under the symbol “OBSV” since January 26, 2017, and on the SIX Swiss Exchange under the symbol “OBSN” since July 13, 2018.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Exhibit 99.1 of our Report on Form 6-K filed with the SEC on August 7, 2019, and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital, clinical trials, research and development activities, and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

DESCRIPTION OF SHARE CAPITAL

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland.

Share Capital

As of August 5, 2019, our issued and fully paid-in share capital consisted of 48,557,178 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, our share capital may be increased by a maximum aggregate amount of CHF 447,096 and CHF 6/13 through the issuance of not more than 5,812,254 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans. Further possibilities to increase our share capital are described below.

Our share capital activity was as follows:

Shares registered in the commercial registry at January 1, 2017	23,181,262
Common shares registered in the commercial registry in January 2017	6,450,000
Common shares registered in the commercial registry in October 2017	5,140,625
Common shares registered in the commercial registry in December 2017	2,359,375
Common shares registered in the commercial registry at December 31, 2017	37,131,262
Common shares registered in the commercial registry in March 2018	3,499,990
Common shares registered in the commercial registry in June 2018	4,750,000
Common shares registered in the commercial registry at December 31, 2018	45,381,252
Common shares registered in the commercial registry in May 2019	110,364
Common shares registered in the commercial registry in July 2019	3,064,048
Common shares registered in the commercial registry at August 6, 2019	48,555,664

From January 1, 2017 through August 6, 2019, the following events have changed the number and classes of our issued and outstanding common shares:

•

On January 30, 2017, we issued 6,450,000 common shares at a price per share of $14.00 in connection with our initial public offering of our common shares on Nasdaq. On the same date, all Series A preferred shares, Series B preferred shares and non-voting shares were converted into common shares.

•

On October 9, 2017, our board of directors decided to increase our share capital through the issuance of 5,140,625 common shares at a price of $8.00 per share and approved the issuance of warrants to purchase an aggregate of 2,359,375 common shares at an exercise price of $8.00 per share.

•

On October 13, 2017, we completed a private placement of 5,140,625 common shares at a price of $8.00 per share and warrants to purchase an aggregate of 2,359,375 common shares with an exercise price of $8.00 per share. The warrants were exercised on October 13, 2017. We received net proceeds of approximately $57.0 million from the private placement.

•

On October 24, 2017, the increase of our share capital, through the issuance of 5,140,625 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Swiss canton of Geneva.

•

On December 7, 2017, our articles of association were amended in order to reflect the increase of our share capital by 2,359,375 common shares, issued on October 13, 2017 upon exercise of warrants. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on December 13, 2017.

•

During an extraordinary general meeting of shareholders, held on January 26, 2018, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until January 26, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,428,125 through the issuance of not more than 18,565,625 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 14,393,002 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on January 31, 2018.

•

On March 12, 2018, our board of directors decided to issue 3,499,990 common shares, at par value, by way of self-subscription for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on March 21, 2018.

•

During our 2018 annual general meeting of shareholders, held on May 9, 2018, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 9, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,562,740 through the issuance of not more than 20,315,620 common shares, which would have to be fully paid-in, with a par value of CHF 1/13. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 5,922,618 common shares, par value CHF 1/13 per share, upon exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, directors or consultants of our company or of one of our subsidiaries under the terms of our equity plans. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on May 11, 2018.

•	On June 20, 2018, our board of directors decided to increase our share capital through the issuance of 4,750,000 common shares at a price of $15.39 per share.

•

On June 22, 2018, we completed a public offering of 4,750,000 common shares at a price of $15.39 per share. We received net proceeds of approximately $67.7 million from the public offering. The increase of our share capital, through the issuance of 4,750,000 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Swiss canton of Geneva, on June 22, 2018.

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On March 26, 2019, our articles of association were amended in order to reflect the increase of our share capital by 110,364 common shares, issued upon exercise of stock options under our equity plans. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on March 27, 2019.

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During our 2019 annual general meeting of shareholders, held on May 8, 2019, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until May 8, 2021, to increase our share capital by a maximum aggregate par value of CHF 1,749,677 through the issuance of not more than 22,745,801 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 16,933,553 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on May 9, 2019.

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On July 17, 2019, our board decided to issue 3,064,048 common shares, at par value, which were subscribed for by our U.S. wholly-owned subsidiary, ObsEva USA Inc., for the purpose of rebuilding our pool of treasury shares. The increase of our share capital was recorded with the commercial registry of the Swiss canton of Geneva, on July 19, 2019.

Articles of Association

When we refer to our articles of association in this prospectus, we refer to our amended and restated articles of association dated as of July 18, 2019.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. Under our articles of association, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the votes cast at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented, may empower our board of directors to issue shares of a specific aggregate par value up to a maximum of 50% of the share capital in the form of:

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conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (1) option and conversion rights granted in connection with warrants and convertible bonds of us or one of our subsidiaries or (2) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and / or

•	authorized capital (capital autorisé) to be utilized by our board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights

Pursuant to the CO, shareholders have pre-emptive rights (droits de souscription) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (droit préférentiel de souscription) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, our board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, our board of directors is authorized by our articles of association—as currently into force and as amended on July 18, 2019—to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for the purpose of:

•	expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges;

•	granting an over-allotment option to underwriters in connection with a placement of shares;

•	share placements, provided the issue price is determined by reference to the market price;

•	the participation of our employees, members of our board of directors or consultants or of one of our subsidiaries in one or several equity incentive plans adopted by our board of directors;

•	the acquisition of companies, assets, participations or new investment projects or for public or private share placements for the financing or refinancing of such transactions;

•	for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out without the withdrawal of the pre-emptive rights of the existing shareholders;

•	the acquisition of a participation in us by a strategic partner; or

•	for all other reasons allowed by law pursuant to Article 652b, paragraph 2, of the CO.

Our Authorized Share Capital

Under our articles of association, as they were amended on July 18, 2019, our board of directors is authorized at any time until May 8, 2021 to increase our share capital by a maximum aggregate amount of CHF 1,513,981 through the issuance of not more than 19,681,753 shares, which would have to be fully paid-in, with a par value of CHF 1/13 each. Increases in partial amounts are permitted. Our board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.

Our board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by our board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

Our Conditional Share Capital

Conditional Share Capital for Financing Purposes

Under our articles of association, as they were amended on July 18, 2019, our share capital may be increased by a maximum aggregate amount of CHF 1,302,581 through the issuance of not more than 16,933,553 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive rights in such circumstances, but have a right to subscribe for the new bonds or other debt instruments by preference. The holders of the relevant debt instruments will be entitled to the new shares upon the occurrence of the applicable acquisition or conversion feature.

When issuing relevant debt instruments, the board of directors is authorized to withdraw or to limit the right of shareholders to subscribe for the relevant debt instruments by preference:

•	for the purpose of financing or refinancing our acquisition of enterprises, divisions thereof, or of participations or of newly planned investments;

•	if the issuance occurs in domestic or international capital markets including private placements; or

•	if the relevant debt instruments are to be acquired by an underwriter with subsequent offering to the public.

To the extent that the rights to subscribe for the new instruments by preference are withdrawn (1) the new instruments are to be issued at market conditions; (2) the term to exercise the option or conversion rights may not exceed ten years as of the date of the issue; and (3) the exercise price for the new shares must at least correspond to the market conditions at the time of the issuance.

Conditional Share Capital for Equity Incentive Plans

Our share capital may, to the exclusion of the pre-emptive rights of shareholders, be increased by a maximum aggregate amount of CHF 447,096 and CHF 6/13 through the issuance of not more than 5,812,254 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option or conversion rights that have been granted to employees, members of our board of directors or our consultants or of one of our subsidiaries through one or more equity incentive plans created by our board of directors.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, or FISA), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs).

Shareholders may request from us a written confirmation in respect of their shares. Shareholders are not entitled, however, to request the printing and delivery of share certificates. We may print and deliver certificates for shares at any time at our option. We may also, at our option, withdraw uncertificated shares from the custodian system where they have been registered and, with the consent of the shareholder, cancel issued certificates that are returned to us.

General Meeting of Shareholders

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending our articles of association;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

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approving the business report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year; and

•	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our auditor, liquidator or the representatives of bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes cast at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under Swiss corporation law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the par value of the shares represented is required for:

•	amending our corporate purpose;

•	creating or cancelling shares with preference rights;

•	restricting the transferability of registered shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive rights;

•	relocating our registered office;

•	dissolving or liquidating;

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amending the provision of our articles of association, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company; and

•	removing a serving member of our board of directors.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, or the Swiss Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

The owners or representatives of all of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (1) one tenth of the share capital or (2) an aggregate par value of at least CHF 1,000,000, may request that an item be included in the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 60 calendar days in advance of the meeting.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the ordinary general meeting. Shareholders of record must be notified of this in writing.

Shareholder Proposals

Under Swiss statutory law, at any general meeting of shareholders, any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special audit where this is necessary for the proper exercise of shareholders’ rights.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its par value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Under our articles of association, dividend payments require a resolution passed by an absolute majority of the votes cast at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years, or if we have distributable reserves, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are booked either as “retained earnings” (réserves issues du bénéfice) or as reserves from capital contributions (réserves issues du capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the commercial registry (i.e., 20% of the aggregate par value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate par value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares cast at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial registry. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

For a discussion of the taxation of dividends, see the section in this prospectus entitled “Material Income Tax Considerations—Swiss Tax Considerations—Taxation of Common Shares—Swiss Federal Withholding Tax on Dividends and Distributions.”

Transfer of Shares

Shares in uncertificated form may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Our articles of association provide that registered shares not incorporated into a certificate and that are not held as book entry securities may be transferred only by assignment. Such assignment shall be valid only if we have been notified thereof.

Voting rights may be exercised only after a shareholder has been entered in our share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law—Inspection of Books and Records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special auditor in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court sitting at our registered office (currently in Geneva, Switzerland) to appoint a special auditor. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least CHF 2,000,000 may request that the court appoint a special auditor. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to us or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Federal Act on Mergers, Demergers, Transformations and Asset Transfers of 2003, as amended, or the Swiss Merger Act, are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of shares. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation).

For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant.

In addition, under Swiss law, the sale of all or substantially all of our assets may be construed as a de facto dissolution of our company, and consequently require the approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, whereas the following circumstances are generally deemed relevant in this respect:

•	a core part of the company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to the company’s shareholders or for financial investments unrelated to the company’s business.

A shareholder of a Swiss corporation participating in certain corporate transactions governed by the Swiss Merger Act may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that our board of directors shall consist of no more than eight directors.

The members of our board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the company and issuing of the relevant directives;

•	laying down the organization of the company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the company and regulating the power to sign for the company;

•	the ultimate supervision of those persons entrusted with management of the company, with particular regard to adherence to law, our articles of association as well as our regulations and directives;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions;

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law, details of the delegation must be set in the organizational rules issued by the board of directors. The organizational rules may also contain other procedural rules such as quorum requirements.

Indemnification of Executive Management and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability.”

We have entered or will enter into indemnification agreements with each of the members of our board of directors and executive management.

Conflict of Interest, Management Transactions

Swiss law does not have a specific provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the company’s management are liable to the company, each shareholder and the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the company if such shareholder, director or associated person acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, beginning at our first annual meeting as a public company, our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management, which we refer to as our “executive management”. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by us, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include:

•	the aggregate amount for the board of directors as well as the particular amount for each member of the board of directors, specifying the name and function of each respective person; and

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the aggregate amount for the executive management as well as the particular amount for the member of the executive management with the highest compensation, specifying the name and function of such member.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

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severance payments provided for either contractually or in the articles of association (compensation due during the notice period before termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations or parts thereof by us or by companies being, directly or indirectly, controlled by the us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by us is prohibited if the compensation (1) would have been prohibited if it was paid directly by us, (2) is not provided for in our articles of association and (3) has not been approved by the general meeting of shareholders.

Beginning at our first annual meeting as a public company, the shareholders will annually vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors until the next annual general meeting; and

•	the maximum aggregate amount of compensation of the executive management for the following financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If the general meeting of shareholders does not approve a compensation proposal made by the board of directors, the board of directors must convene an extraordinary general meeting and submit a new compensation proposal to such meeting.

In addition to fixed compensation, members of the executive management and, under certain circumstances, the board of directors may be paid variable compensation, depending on the achievement of certain performance criteria or for retention purposes.

The performance criteria may include corporate targets and targets in relation to the market, other companies or comparable benchmarks and individual targets, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (1) we have freely distributable reserves in the amount of the purchase price; and (2) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet our obligations under our equity plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or FMIA, apply to us because our shares are listed on the SIX Swiss Exchange. Under FMIA, any person who, alone or acting in concert with others, holds our shares or derivative instruments having our shares as their significant underlying assets and reaches, exceeds or falls below a relevant thresholds must notify us and the SIX Swiss Exchange of such fact. Relevant thresholds under FMIA are 3, 5, 10, 15, 20, 25, 33 1⁄3, 50 and 66 2⁄3%. A threshold may be reached or exceeded, and a disclosure obligation triggered, as a result of active trading activity, for example by acquiring our shares, or passively, for example due to a capital increase. A disclosure obligation under FMIA may also be required in other circumstances, including a change in information previously disclosed. All notifications under FMIA are published on the electronic publication platform operated by the SIX Swiss Exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights. Pursuant to SIX Swiss Exchange rules, we also have an obligation to disclose shareholders holding disclosable interests in excess of the thresholds defined in FMIA in our annual report.

Mandatory Bid Rules

Because our shares are listed on the SIX Swiss Exchange, public tender offers to acquire our shares are subject to the provisions of FMIA relating to public takeover offers and are placed under the supervision of the Swiss Takeover Board. FMIA contemplates, in particular, a mandatory bid regime. Under this regime, any person who, alone or acting in concert, holds more than one third of our company’s voting rights must submit, pursuant to FMIA, a cash offer to purchase all our outstanding listed shares at a minimum price equal to the highest of the stock price of our shares prior to the offer or the highest price paid by the offeror for our shares within the last 12 months. Mandatory takeover offers may be subject to limited conditions.

If our shares are subject to a takeover offer under FMIA, our board of directors will be asked to take position on the offer in a report, which will be made public. If, after the expiry of the offer, the offeror holds more than 98% of our company’s voting rights, it may require a Swiss court to cancel all outstanding shares not held by the offeror against payment of the offer price.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV” and on the SIX Swiss Exchange under the symbol “OBSN.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

COMPARISON OF SWISS LAW AND DELAWARE LAW

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

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Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only

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be allowed to ask for payment of damages to the corporation. Under Swiss law, the winning party is generally entitled to recover attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects annually (i.e. until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.

Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•  any breach of a director’s duty of loyalty to the corporation or its shareholders;

•  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•  any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Nevertheless, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.

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any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•  by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•  by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•  by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•  by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his

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reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction.

corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the corporation take precedence over any interest possessed by a director or officer.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•  one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•  one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors at an annual general meeting without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right

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to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request the holding of an extraordinary general meeting of shareholders and (4) request, under certain circumstances and subject to certain conditions, a special audit.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e. until the end of the following annual general meeting) is mandatory for listed companies.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with a majority of two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such specific rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of

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shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	A Swiss corporation may modify the rights of a classes of shares with (1) a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders and (2) a resolution passed by an absolute majority of the shares represented at the special meeting of the affected preferred shareholders. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds. Our articles of association require that a shareholder resolution to amend the provision, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The

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right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•  out of its surplus; or

•  in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s stated share capital (in other words, the aggregate par value of the Company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone financial statements. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Rights plans / poison pills

Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ObsEva SA, its affiliates, the trustees, the warrant agents or any other agent of ObsEva SA, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•

no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$30,300
FINRA filing fee		$38,000
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York State law. Unless otherwise indicated in any prospectus supplement, Lenz & Staehelin, Geneva, Switzerland, will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. The address of the SEC website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 5, 2019;

•	Our Reports on Form 6-K furnished to the SEC on March 5, 2019, March 29, 2019, May 9, 2019, May 20, 2019, June 19, 2019, July 8, 2019 and July 18, 2019;

•

the information contained in Exhibits 99.1 (Unaudited Condensed Consolidated Financial Statements) and 99.2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) to the Report on Form 6-K filed with the SEC on August 7, 2019;

•	the information contained in Exhibit 99.1 (Risk Factors) to the Report on Form 6-K filed with the SEC on August 7, 2019; and

•

The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2017, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland or by telephone at +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

5,490,000 Common Shares

Pre-Funded Warrants to Purchase 958,240 Common Shares

Warrants to Purchase 6,448,240 Common Shares

958,240 Common Shares Underlying the Pre-Funded Warrants

6,448,240 Common Shares Underlying the Warrants

ObsEva SA

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 3, 2020